Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Israel Makov, George S. Barrett and Dan S. Suesskind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title(s)	Date
/s/ Eli Hurvitz Eli Hurvitz	Chairman	June 30, 2005

/s/ Israel Makov Israel Makov	President and Chief Executive Officer (Principal Executive Officer)	June 30, 2005

/s/ Dan S. Suesskind Dan S. Suesskind	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2005

Ruth Cheshin	Director	June , 2005

/s/ Abraham E. Cohen Abraham E. Cohen	Director	June 30, 2005

/s/ Leslie L. Dan Leslie L. Dan	Director	June 30, 2005

/s/ Meir Heth Meir Heth	Director	June 30, 2005

/s/ Moshe Many Moshe Many	Director	June 30, 2005

/s/ Leora Meridor Leora Meridor	Director	June 30, 2005

/s/ Max Reis Max Reis	Director	June 30, 2005

Carlo Salvi	Director	June , 2005

Michael Sela	Director	June , 2005

/s/ Dov Shafir Dov Shafir	Director	June 30, 2005

/s/ Gabriela Shalev Gabriela Shalev	Director	June 30, 2005

/s/ David Shamir David Shamir	Director	June 30, 2005

/s/ Harold Snyder Harold Snyder	Director	June 30, 2005

/s/ George S. Barrett George S. Barrett	Authorized U.S. Representative	June 30, 2005